Exhibit 99.1

F: 410.427.8800
303 International Circle P: 410.427.1700 Suite 200 F: 410.427.8800 Hunt Valley, MD 21030

PRESS RELEASE –FOR IMMEDIATE RELEASE

OMEGA AUTHORIZES $200 MILLION STOCK REPURCHASE PROGRAM
and Other Actions to Enhance Stockholder Value and Balance Sheet

•	Suspension of Dividend Reinvestment and Stock Purchase Plan
•	Partial Credit Facility Draw

HUNT VALLEY, MARYLAND – March 23, 2020 – Omega Healthcare Investors, Inc. (NYSE:OHI) announced today a number of precautionary actions in response to the market dislocation caused by the continued spread of COVID-19, including authorization of a stock repurchase program, suspension of the Company’s Dividend Reinvestment and Stock Purchase Plan, and a partial draw on the Company’s credit facility.

Taylor Pickett, Omega’s Chief Executive Officer, stated, “As a primary capital source to our operators, a vital segment of the healthcare continuum, we have undertaken these actions today in order to provide optimal flexibility to our business. Our responsibility is to both preserve and prudently allocate capital and, with the impact of COVID-19 continuing to rapidly evolve, we are seeking to protect our liquidity while having the opportunity to judiciously capitalize on any material mispricing in our equity.”

Mr. Pickett continued, “While we have not seen any material change in the financial performance of our operators, by drawing down on a portion of our credit facility, we are bolstering our liquidity to weather a potential significant and prolonged impact to our business and are better positioned to creatively support our operators if necessary.”

Mr. Pickett concluded, “We have been in frequent contact with our operators, who are constantly evolving their protocols as they seek to implement best practices.  It is remarkable to see how their teams are working tirelessly, striving to provide excellent quality of care to a particularly vulnerable segment of our community, and we stand ready to provide them the support and help they need at this unprecedented time.”

Stock Repurchase Program

Omega announced today that its Board of Directors has authorized the repurchase of up to $200 million of Omega’s outstanding common stock, from time to time, over the next 12 months.

Omega is authorized to repurchase shares of its common stock in open market and privately negotiated transactions or in any other manner as determined by Omega’s management and in accordance with applicable law. The timing and amount of stock repurchases will be determined, in management’s discretion, based on a variety of factors, including but not limited to market conditions, other capital management needs and opportunities, and corporate and regulatory considerations. Omega has no obligation to repurchase any amount of its common stock, and such repurchases, if any, may be discontinued at any time.

Stock repurchases, if any, will be funded using cash flow from operations, balance sheet cash, planned asset sales, and/or borrowings under Omega’s revolving credit facility.

Suspension of Dividend Reinvestment and Stock Purchase Plan

Omega also announced today that in view of current market conditions, it is suspending its Dividend Reinvestment and Common Stock Purchase Plan (the “Plan”).  Until further notice, dividends will not be reinvested in common stock and optional cash investments in common stock will not be accepted under the Plan.

Omega is suspending the Plan in order to reduce dilution of stockholder value given prevailing market prices.  This decision reflects Omega’s view that it is not attractive to issue equity at current market prices.  Any checks or other funds received by Computershare from Plan participants for optional cash investments under the Plan will be returned without interest.  No action by participants is required.

For general information about the Plan, stockholders should refer to the prospectus previously delivered to each participant and available in the “Stock Purchase Plan” section of Omega’s website at www.omegahealthcare.com.  All questions and requests in connection with the Plan should be directed to the Plan’s administrator, Computershare, at (800) 368-5948.

Partial Credit Facility Borrowing to Enhance Cash Position

The Company, as a precautionary measure in order to increase liquidity and preserve financial flexibility in light of the current uncertainty around economic and industry conditions resulting from the COVID-19 outbreak,  is drawing approximately $300 million under its $1.25 billion revolving credit facility.  After giving effect to this borrowing, the Company would have approximately  $315 million in unrestricted cash and cash equivalents and approximately $512 million in outstanding borrowings under its revolving credit facility.

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Omega is a real estate investment trust that invests in the long-term healthcare industry, primarily in skilled nursing and assisted living facilities. Its portfolio of assets is operated by a diverse group of healthcare companies, predominantly in a triple-net lease structure. The assets span all regions within the US, as well as in the UK. More information on Omega is available at www.omegahealthcare.com.

FOR FURTHER INFORMATION, CONTACT

Matthew Gourmand, SVP of Investor Relations, at (410) 427-1705
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This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Omega’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, facility transitions, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from Omega's expectations. Omega’s actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) the impact of healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (iii) the ability of operators and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective rent and debt obligations; (iv) the ability of any of Omega’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations, and other costs and uncertainties associated with operator bankruptcies; (v) the availability and cost of capital; (vi) changes in Omega’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) Omega’s ability to maintain its status as a REIT and the impact of changes in tax laws and regulations affecting REITs; (ix) Omega’s ability to sell assets held for sale or complete potential asset sales on a timely basis and on terms that allow Omega to realize the carrying value of these assets; (x) Omega’s ability to re-lease, otherwise transition or sell underperforming assets on a timely basis and on terms that allow Omega to realize the carrying value of these assets; (xi) the impact of COVID-19 on our business and the business of our tenants and the effect of economic and market conditions generally and other factors affecting our business or the businesses of our tenants that are beyond our or their control, including natural disasters, other health crises or pandemics and governmental actions, particularly in the healthcare industry; (xii) the potential impact of changes in the SNF and ALF market or local real estate conditions on the Company’s ability to dispose of assets held for sale for the anticipated proceeds or on a timely basis, or to redeploy the proceeds therefrom on favorable terms; (xiii) changes in interest rates; and (xiv) other factors identified in Omega’s filings with the SEC. Statements regarding future events and developments and Omega’s future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward looking statements.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.